Nicor Inc.
Form 10-Q
Exhibit 3.01

FORM BCA 10.30 (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-l 832
www.cyberdriveillinois.com

Remit payment in the form of a
check or money order payable
to Secretary of State.

File #:	50814180	Filing Fee: $50	Approved:
– – – – Submit in duplicate – – – – Type or Print clearly in black ink – – – – Do not write above this line – – – –

1.	Corporate Name (See Note 1 on page 4.):	NICOR Inc.

2.	Manner of Adoption of Amendment:
	The following amendment of the Articles of Incorporation was adopted on	5-28	,	'08
	in the manner indicated below:	Month & Day		Year

Mark an "X" in one box only.
[ ]	By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

[ ]	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

[ ]
By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

[x]
By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

[ ]
By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

[ ]
By the shareholders, in accordance with Sections 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.	Text of Amendment
	a.	When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
Article I: Name of the Corporation:
New Name

(All changes other than name include on page 2.)

Printed by authority of this State of Illinois. February 2008 ▪ 5M ▪ C 173.14

Text of Amendment

b.	If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

ARTICLE SIXTEEN

The Company elects not to be governed by Section 7.85, Vote Required for Certain Business Combinations, or by Section 11.75, Business Combination with interested Shareholders, of the Illinois Business Corporation Act of 1983, as amended.

4.
The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):

No change

5.	a.	The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (If not applicable, insert "No change"):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No change

b.	The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert "No change"):
(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
(See Note 6 on page 4.)

	Before Amendment	After Amendment

Paid in Capital:	$ No change	$

Complete either Item 6 or 7 below. All signatures must be in BLACK INK.

6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	May 28	,	2008	NICOR Inc.
	Month & Day		Year	Exact Name of Corporation
	/s/ PAUL C. GRACEY, JR.
	Any Authorized Officer's Signature
	Paul C. Gracey, Jr., Senior Vice President
	Name and Title (type or print)
	General Counsel and Secretary

7.	If amendment is authorized pursuant to Section 10. 10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true and correct.

Dated		,
	Month & Day		Year

RESTATED

ARTICLES OF INCORPORATION

NICOR INC.

Article One

The name of the corporation is NICOR Inc.

Article Two

Intentionally Left Blank

Article Three

The duration of the corporation is Perpetual.

Article Four

The purpose or purposes for which the corporation is organized are:

To acquire, own, sell, exchange, mortgage, pledge, otherwise dispose of, and otherwise use and deal in, shares and other interest in and obligations of corporations, partnerships, proprietorships, joint ventures, firms and business entities of every type and purpose; to engage in all aspects of the energy business and all businesses and activities directly or indirectly related thereto, including but not limited to exploration, development, acquisition, research, production, construction, mining, manufacturing, farming, refining, converting, storing, exchanging, transporting, shipping, distributing, financing, leasing and marketing; to render consulting, management, engineering, business and financial services; to acquire, own, manage, develop, use, exchange, convey, and otherwise dispose of and deal in real and personal property or any interest therein, and to do any and all of the foregoing directly or through subsidiaries or in participation in any manner with other persons, corporations, firms or entities.

Article Five

Paragraph 1: The aggregate number of shares which the Company is authorized to issue is 181,600,000 divided into three classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series (if any)	Number of shares	Par value per share or statement that shares are without par value
Preferred	See Paragraph 2-I(a)	1,600,000	$50.00
Preference	See Paragraph 2-II(a)	20,000,000	without par value
Common	None	160,000,000	$2.50

As used in Division I of Paragraph 2 of this Article Five, “junior stock” shall mean the Preference Stock, the Common Stock or stock of any other class ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets.

As used in Division II of Paragraph 2 of this Article Five, “junior stock” shall mean the Common Stock or stock of any other class ranking junior to the Preference Stock with respect to the payment of dividends or the distribution of assets.

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

I. PREFERRED STOCK

    (a) Issue of Preferred Stock in Series. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, the Preferred Stock in series, and to fix and determine as to each such series:

(1) the designation of, and the number of shares to be issuable in, such series; provided, however, that if the Board of Directors, at any time after the initial issue of shares of any series issued with the privilege of conversion into shares of the Common Stock, shall provide for the issue of additional shares of such series, such additional shares shall not be offered by the Company at a price per share less than that at which the shares of such series initially issued shall have been offered;

(2) the dividend rate per annum for the shares of such series, expressed either as a dollar amount per share or as a percentage of the par value thereof;

(3) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

b

(4) the amount payable upon each of such shares in the event of voluntary dissolution, liquidation or winding up of the Company;

(5) the amount payable upon each of such shares in the event of involuntary dissolution, liquidation or winding up of the Company;

(6) sinking fund provisions, if any, for the redemption or purchase of such shares (the term “sinking fund,” as used herein, including any analogous fund, however designated); and

(7) if such shares are to be issued with the privilege of conversion into shares of the Common Stock the terms and conditions on which such shares may be so converted.

In all other respects shares of the Preferred Stock of all series shall be identical.

    So long as any shares of any series of the Preferred Stock shall be outstanding, the resolution of the Board of Directors establishing such series shall not be amended so as adversely to affect any of the preferences or other rights of the holders of the shares of such series, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended with such vote or consent.

    (b) Priority. The Preferred Stock shall be prior and senior to the Preference Stock and the Common Stock as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Company.

    (c) Dividends. Holders of the Preferred Stock of each series shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the Board of Directors, at such rate per annum as shall have been fixed by the Board of Directors for the shares of such series. Dividends on the Preferred Stock of all series shall, unless otherwise provided by the Board of Directors, be payable quarterly on the first day of each of the months of February, May, August and November in each year, each such quarterly payment to be in respect of the quarterly period (or portion thereof in the case of the first dividend payable on shares, if any, of any series issued between quarterly dividend payment dates) ending with the day next preceding the date of such payment. Dividends on the Preferred Stock of each series shall be cumulative with respect to each share from the date of issue thereof. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the shares of any series of the Preferred Stock the full amount or any part of the dividends payable thereon, there shall also be paid at the same time on the shares of each other series of Preferred Stock, if any, then outstanding the full amount or a like proportionate part, as the case may be, of the dividends payable thereon.

    No funds shall be paid into or set aside for any sinking fund created for any series of the Preferred Stock or for any stock of any class ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets, unless all dividends on the Preferred Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds.

    No dividend shall be paid or other distribution made on any junior stock, other than a dividend or distribution solely of shares of junior stock, and no junior stock shall be purchased or otherwise acquired by the Company for a consideration, unless (1) all dividends on the Preferred Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds, and (2) all funds then and theretofore required to be paid into or set aside for any sinking fund or funds created for one or more series of the Preferred Stock shall have been so paid or set aside.

    If the date of any payment or setting aside of funds, referred to in the second preceding paragraph, or the date of payment of any dividend or making of any other distribution or any purchase or other acquisition, referred to in the next preceding paragraph, shall be a quarterly Preferred Stock dividend payment date, the references in such paragraphs to “the current quarterly dividend period” shall be inapplicable for all of the purposes thereof.

    (d) Redemption of Preferred Stock. Subject to the limitations stated in subdivision (e) hereof and except as may be otherwise provided by the Board of Directors in respect of the shares of a particular series, shares of any one or more series of the Preferred Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice hereinafter provided for, by the payment therefor in cash of the then applicable optional redemption price or prices fixed by the Board of Directors for the shares which are to be redeemed.

    If at any time less than all shares of any series of the Preferred Stock shall be called for redemption, the shares so called shall be selected by lot in such manner, or pro rata, all as may be determined by the Board of Directors.

    Notice of any proposed redemption shall be given by the Company by mail, or caused by the Company to be so given, not more than 60 nor less than 30 days prior to their redemption date, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Company.

    If notice of redemption shall have been duly given as hereinabove provided and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, then, on and after the redemption date, all shares for the redemption of which such funds shall have been so set aside shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease and terminate on the redemption date, except only the right of the holders of the certificates for such shares to receive, out of the funds so set aside, the amount payable upon the redemption thereof without interest.

    At any time before the redemption date the Company may deposit in trust the funds necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in the City of Chicago, State of Illinois, or in the Borough of Manhattan, the City of New York, State of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (1) to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest, or (2) to exercise any privilege of conversion which shall not theretofore have terminated. Any funds so deposited which shall not be required for the payment of the redemption price of such shares by reason of the exercise of any right of conversion subsequent to the date of such deposit shall be paid over to the Company forthwith. At the expiration of six years after the redemption date, any such funds then remaining on deposit with such bank or trust company shall be paid over to the Company, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Company for amounts equal to their pro rata portions of the funds so paid over, without interest. Any interest on or other accretions to funds deposited with such bank or trust company shall belong to the Company.

    The provisions of this subdivision (d) with respect to the method and effect of redemption shall be applicable to the redemption of shares pursuant to any sinking fund created for any series of the Preferred Stock as well as to the optional redemption of shares, except to the extent, if any, that the terms of such sinking fund, as fixed and determined by the Board of Directors, shall expressly otherwise provide.

    (e) Limitations on Redemption and Purchase of Preferred Stock. If and so long as the Company shall be in default in the payment of any quarterly dividend on shares of any series of the Preferred Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Preferred Stock, the Company shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

(1) redeem any shares of the Preferred Stock unless all shares thereof are redeemed; or

(2) purchase or otherwise acquire for a consideration any shares of the Preferred Stock, except pursuant to offers of sale made by holders of the Preferred Stock in response to an invitation for tenders given simultaneously by the Company by mail to the holders of record of all shares of the Preferred Stock then outstanding at their respective addresses then appearing on the records of the Company.

    (f) Status of Preferred Stock Redeemed, Purchased or Otherwise Reacquired. All shares of the Preferred Stock of any series which shall have been redeemed, purchased or otherwise reacquired by the Company may have the status of authorized and unissued shares of Preferred Stock, as may, in each case, be determined by the Board of Directors.

    (g) Liquidation Preference. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Preferred Stock of each series shall be entitled to receive out of the assets of the Company, before any payment or distribution shall be made to the holders of any junior stock, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series. If upon any such dissolution, liquidation or winding up, the assets of the Company available for payment to stockholders are not sufficient to make payment in full to holders of the Preferred Stock, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and, in case there shall then be outstanding more than one series of the Preferred Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

    Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the redemption or purchase by the Company of all or a part of the outstanding shares of any class or classes of its stock, nor a sale or transfer of the property and business of the Company, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the Company within the meaning of the foregoing provisions.

    (h) Restrictions on Certain Corporate Action. (1) So long as any shares of the Preferred Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

(A) create or authorize any stock of any class ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets; or

(B) amend the Articles of Incorporation of the Company so as adversely to affect any of the preferences or other rights of the holders of the Preferred Stock; provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preferred Stock then outstanding, the affirmative vote or the written consent of, and only of, the holders of at least two-thirds of the shares of each series so adversely affected shall be required.

    (2) So long as any shares of the Preferred Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

(A) issue any shares of the Preferred Stock in excess of 600,000 shares, or any shares of stock of any other class, which may hereafter be authorized, ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets (other than for the purpose of effecting the retirement, by redemption, exchange or otherwise, of outstanding shares ranking at least on a parity with, and representing an aggregate amount of stated capital at least equal to the aggregate amount of the stated capital to be represented by, the shares proposed to be issued), if the aggregate amount of the stated capital represented by all Preferred Stock and all prior and parity stock to be outstanding after the proposed issue, after giving effect to the retirement of any Preferred Stock or any prior or parity stock to be retired in connection with such issue, would exceed 75% of the aggregate amount of the stated capital represented by all junior stock, plus the amount of the retained earnings of the Company and its consolidated subsidiaries, if any, as of the end of the preceding fiscal year (the term “stated capital,” as used in this subpart (A), includes any related paid-in surplus); or

(B) consolidate with or merge into any other corporation, under applicable statutory procedure, or make any sale or transfer of the property and business of the Company as or substantially as an entirety; provided, however, that this restriction shall not apply to a consolidation of the Company with or its merger into or the sale or transfer of the property and business of the Company as or substantially as an entirety to (i) any corporation which owns directly, or indirectly through one or more other corporations, 50% or more of the voting securities of the Company, (ii) any corporation 50% or more of the voting securities of which are so owned by the Company, or (iii) any corporation, when such consolidation, merger, sale or transfer shall be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises. The term “sale or transfer,” as used in this subpart (B), includes a lease or exchange but does not include a mortgage or pledge.

    (i) Preemptive Rights. Holders of the Preferred Stock shall not have any preemptive rights.

SERIES OF PREFERRED STOCK - PREFERENCES

A. 4.48% Preferred Stock Preferences

    I. Designation of Series and Number of Shares to be Issuable Therein. Such series of the Preferred Stock shall be designated 4.48% Preferred Stock, in which series 11,681 shares shall be issuable.

    II. Annual Rate of Dividends. Dividends shall be payable on the shares of the 4.48% Preferred Stock at the rate of 4.48% per annum on the par value thereof, and no more.

    III. Redemption. The shares of the 4.48% Preferred Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice and in he manner provided in subdivision (d) of Division I of Paragraph 2 of Article Five of the Articles of Incorporation of the Company.

    The per share optional redemption prices of the shares of such series shall be $51.06 if redeemed on or after May 1, 1992, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

    The redemption price of shares of the 4.48% Preferred Stock redeemed through the sinking fund provided in Division V hereof shall be $50.50 per share plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

    IV. Liquidation Prices. The amount payable on each share of the 4.48% Preferred Stock in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the optional redemption price thereof applicable at the date fixed for payment, and no more. The amount payable on each share of such series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $50 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

    V. Sinking Fund. Subject to the provision hereinafter set forth with respect to the application of reacquired shares of the 4.48% Preferred Stock in lieu of the setting aside of funds, the Company shall, on or before May 1 of each year beginning with the year 1993 so long as any shares of the 4.48% Preferred Stock shall be outstanding, set aside as a sinking fund for such stock, separate and apart from its other funds, but only to the extent of “available net income” (as hereinafter defined) for the preceding fiscal year of the Company, and in no case otherwise than out of legally available funds, an amount sufficient to redeem on such May 1, at the sinking fund redemption price, 6,000 shares of the 4.48% Preferred Stock. If in any year the full amount required for such redemption of said 6,000 shares shall not be so set aside, the deficiency shall accumulate and the Company shall set aside on or before each succeeding May 1, until the deficiency is made good in full, all, or such part as may be required, of the amount, if any, by which available net income of the Company for the preceding fiscal year shall exceed the amount required for such redemption of said 6,000 shares. The amount set aside, as hereinabove provided, on or before each May 1 shall be applied to the redemption on such May 1 of the greatest number of whole shares redeemable, at the sinking fund redemption price, out of such amount, any unapplied excess to revert to the Company’s general funds.

    The term “available net income” as hereinabove used means, for any fiscal year, the net income of the Company for such year determined in accordance with generally accepted principles of accounting and as certified by independent public accountants, who may be the regular auditors of the Company, but after deducting from such net income an amount equal to the aggregate of the dividends payable during such year, whether or not actually paid, on all shares of Preferred Stock (regardless of series) outstanding during such year.

    In lieu of all or any part of the amount otherwise required by the provisions of this Division V to be set aside in any year, the Company may apply any shares of the 4.48% Preferred Stock, not previously so applied, which it shall have purchased or shall have redeemed otherwise than through the sinking fund, such shares of the Company to be taken for the purposes of such application at the sinking fund redemption price.

    VI. Status of 4.48% Preferred Stock Redeemed or Purchased. No shares of the 4.48% Preferred Stock redeemed, purchased or otherwise reacquired by the Company may be reissued as shares of the same series, but such shares shall have the status of authorized and unissued shares of Preferred Stock, subject to later issuance as shares of one or more other series hereafter established.

B. 5% Convertible Preferred Stock Preferences

    I. Designation of Series and Number of Shares to be Issuable Therein. Such series of the Preferred Stock shall be designated 5% Convertible Preferred Stock (hereinafter called the “5% Convertible Preferred Series), in which not more than 775 shares shall be issuable.

    II. Annual Amount of Dividends. Dividends shall be payable on the shares of the 5% Convertible Preferred Series in the amount of $2.50 per share per annum, and no more.

    III. Redemption. The shares of the 5% Convertible Preferred Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice and in the manner provided in subdivision (d) of Division I of Paragraph 2 of Article Five of the Articles of Incorporation of the Company.

    The redemption price of the shares of the 5% Convertible Preferred Series shall be $50 per share if redeemed on or after January 1, 1993; in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

    IV. Liquidation Prices. The amount payable on shares of the 5% Convertible Preferred Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the redemption price thereof applicable at the date fixed for payment, and no more, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the 5% Convertible Preferred Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $50 per share plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

    V. Conversion Provisions.

    (a) The shares of the 5% Convertible Preferred Series shall be convertible, at the option of the respective holders thereof, into fully paid and nonassessable shares of the Common Stock of the Company at the conversion price of $15.62 per share, in each case taking the shares of the 5% Convertible Preferred Series at $50 per share, that is, at the rate of 3.2010 shares of Common Stock for each share of the 5% Convertible Preferred Series; provided, however, that:

    (1) as provided in subdivisions (b) and (c) of this Division V, such conversion price shall be subject to adjustment or change in certain cases, and, as provided in said subdivision (c), the number of shares of Common Stock issuable upon conversion of shares of the 5% Convertible Preferred Series shall be subject to increase or decrease in certain cases;

    (2) as provided in subdivisions (d) and (e) of this Division V, shares or other securities, other than shares of the Common Stock, may in certain cases become issuable upon conversion of shares of the 5% Convertible Preferred Series;

    (3) whenever the Company shall call for redemption any shares of the 5% Convertible Preferred Series, the conversion rights of the holders thereof shall terminate at the close of business on the fifth day prior to the redemption date (except that if the funds necessary for such redemption shall not be set aside or deposited on or before the redemption date, as provided in the Articles of Incorporation of the Company, such conversion rights shall be reinstated on the redemption date); and

    (4) in case of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or in case the Company shall be required, by order or regulation of any commission or other governmental agency having jurisdiction in the premises, to consolidate with or merge into another corporation and such order or regulation shall not permit the provisions of subdivision (e) of this Division V to become effective, then and in any such case the conversion rights of the holders of the shares of the 5% Convertible Preferred Series shall terminate on such date as shall be fixed by the Board of Directors, but not earlier than the close of business on the thirtieth day following the mailing by the Company to the holders of record of the shares of the 5% Convertible Preferred Series of the statement required by subdivision (h) of this Division V to be so mailed.

    (b) In case the Company shall at any time or from time to time issue any shares of the Common Stock (other than (i) additional shares issued upon conversion of shares of the 5% Convertible Preferred Series and (ii) additional shares which may be issued by the Company pursuant to any employee stock purchase, stock option or similar plan or plans heretofore or hereafter adopted) and such additional shares shall be so issued without consideration or for a consideration per share less than the per share conversion price of the Common Stock in effect immediately prior to the time of such issue, then upon such issue such conversion price shall (until a further adjustment thereof shall be required by the provisions of this subdivision (b)) be reduced to a price, calculated to the nearest (or if there shall be no nearest, then to the next lower) cent, determined by dividing:

    (1) an amount equal to the sum of (i) the number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately prior to such issue multiplied by the then effective per share conversion price of the Common Stock, and (ii) the consideration (determined as hereinafter provided) received by the Company upon such issue; by

    (2) the total number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately after such issue;

provided, however, that if such conversion price would, by the application of the foregoing formula, be reduced by an amount less than 25 cents, no adjustment of such conversion price shall be made, but in that event the adjustment which, except for this provision, would be required to be made shall be carried forward and made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to a reduction of the then effective conversion price by 25 cents or more.

    In determining, for the purposes of this subdivision (b), the number of shares of the Common Stock outstanding at any particular time, there shall be included, without limiting the generally accepted meaning of the term “outstanding” (1) any shares issued on conversion of shares of the 5% Convertible Preferred Series, (2) any shares which, pursuant to paragraph (A) of this subdivision (b), shall be deemed to have been issued but which shall not actually have been issued, and (3) any shares owned or held by the Company; and there shall be excluded any shares of the Common Stock which may have been issued by the Company or by the Company’s predecessor, Northern Illinois Gas Company (NI-Gas) pursuant to any employee stock purchase, stock option or similar plan or plans of the Company or NI-Gas heretofore (in the case of the Company or NI-Gas) or hereafter (in the case of the Company) adopted.

    In determining, for the purposes of this subdivision (b), what constitutes the issue of additional shares of the Common Stock by the Company and the consideration received therefor, the following provisions shall be applicable:

    (A) In case the Company shall issue any shares (other than shares of the 5% Convertible Preferred Series) convertible into shares of the Common Stock or any obligations so convertible, all shares of the Common Stock into which such convertible shares or obligations shall be initially convertible shall, on the earliest date on which such convertible shares or obligations shall by their terms be convertible, be deemed to be additional shares of the Common Stock issued as of such date, and the Company shall be deemed to have received, as of such date, for such shares of the Common Stock so deemed to have been issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such convertible shares or obligations, and (ii) such additional consideration, if any, as would be receivable by the Company for or upon issuance of such shares of the Common Stock so deemed to have been issued if issued on the earliest date on which such convertible shares or obligations shall by their terms be convertible.

    (B) In case the Company shall issue any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, and if any of such rights or options shall be exercised and shares of the Common Stock shall be issued upon such exercise, the Company shall be deemed to have received for such shares of the Common Stock so issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such shares upon the issuance thereof, and (ii) such additional consideration, if any, as shall have been received by the Company for such rights or options; provided, however, that if such rights or options shall be exercisable over a stated period of time, a recomputation of the conversion price by reason of the exercise thereof need not be made upon each such exercise but may be made at such time or times as shall be determined by the Board of Directors, subject only to the conditions that if the period of time during which such rights or options shall be exercisable shall not exceed 30 days, such recomputation shall be made within 10 days following the expiration of such period, and that if such period shall exceed 30 days, such recomputation shall be made at least once in each month next succeeding a month, within such period, during which any such exercise shall occur.

    (C) In case the Company shall issue or sell, for cash, any additional shares of the Common Stock or any shares (other than shares of the 5% Convertible Preferred Series) convertible into shares of the Common Stock or any obligations so convertible, or any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, the consideration received by the Company therefor shall be deemed to be the amount of cash received therefor, plus the amount of any discount (below the public or other offering price) at which such issue or sale shall have been made by the Company, and before deducting the amount of any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issue or sale. In case the Company shall issue or sell, for a consideration other than cash, any such additional shares of the Common Stock or any such convertible shares or obligations or any such rights or options, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined by the Board of Directors.

    (D) In case any shares of the Common Stock shall be issued by the Company as a dividend on the then outstanding Common Stock or on shares of stock of any other class ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets, the shares so issued shall be deemed to have been issued without consideration.

    (c) In case the shares of the Common Stock at any time outstanding shall be subdivided, by reclassification or otherwise, into a greater number of shares, the per share conversion price of the Common Stock shall be decreased proportionately and the number of shares of the Common Stock issuable upon conversion of each share of the 5% Convertible Preferred Series increased proportionately. In case the shares of the Common Stock at any time outstanding shall be combined, by reclassification or otherwise, into a lesser number of shares, the per share conversion price of the Common Stock shall be increased proportionately and the number of shares of the Common Stock issuable upon conversion of each share of the 5% Convertible Preferred Series decreased proportionately.

    (d) In case of any reclassification of the Common Stock or any capital reorganization of the Company involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock, the shares of the 5% Convertible Preferred Series shall thereafter be convertible into the number and class of shares or other securities of the Company to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the 5% Convertible Preferred Series would have been entitled upon such reclassification or reorganization if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions of this Division V with respect to the conversion rights thereafter of the holders of the shares of the 5% Convertible Preferred Series, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities thereafter issuable or deliverable upon the conversion of shares of the 5% Convertible Preferred Series.

    (e) Subject to the limitation hereinafter stated in this subdivision (e), in case of any consolidation of the Company with or its merger into another corporation, the shares of the 5% Convertible Preferred Series (or any shares issued in exchange therefor upon such consolidation or merger) shall thereafter be convertible into the number and class of shares or other securities of the corporation resulting from such consolidation or merger to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the 5% Convertible Preferred Series would have been entitled upon such consolidation or merger if outstanding at the time thereof; and in any such case appropriate adjustment shall be made in the application of the provisions of this Division V with respect to the conversion rights thereafter of the holders of the shares of the 5% Convertible Preferred Series to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities thereafter issuable or deliverable upon the conversion of shares of the 5% Convertible Preferred Series (or any shares issued in exchange therefor upon such consolidation or merger); and appropriate provision, as determined by the Board of Directors, shall be made as a part of the terms of any such consolidation or merger whereby the conversion rights of the holders of the shares of the 5% Convertible Preferred Series shall be protected and preserved in accordance with the provisions of this subdivision (e); provided, however, that in case of any such consolidation or merger which may be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises, the provisions of this subdivision (e) shall be effective only if permitted by such order or regulation.

    (f) No payment or adjustment with respect to dividends on shares of the 5% Convertible Preferred Series or on the Common Stock shall be made in connection with any conversion.

    (g) Whenever the per share conversion price of the Common Stock shall be adjusted or changed as provided in subdivision (b) or (c) of this Division V, the Company shall promptly file with each Transfer Agent for the shares of the 5% Convertible Preferred Series and, as soon as practicable after such adjustment or change and in no event later than 10 full business days thereafter, shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement signed by an officer of the Company, setting forth the adjusted or changed conversion price determined as provided in said subdivision (b) or (c), as the case may be, and setting forth in reasonable detail the facts requiring such adjustment or change, and, in case of an increase or decrease in the number of shares of the Common Stock issuable upon conversion of each share of the 5% Convertible Preferred Series setting forth such increased or decreased number of shares. Each Transfer Agent for the shares of the 5% Convertible Preferred Series shall be fully protected in relying on such statement and shall be under no duty to examine into the accuracy thereof. If any question shall at any time arise with respect to an adjusted or changed conversion price, such question shall be determined by a firm of independent certified public accountants selected by the Company and acceptable to the Transfer Agents for the shares of the 5% Convertible Preferred Series, and such determination shall be binding upon the Company and the holders of such shares.

    (h) In case:

    (1) the Company shall propose to pay any dividend on the Common Stock payable in shares of the Common Stock or to make any other distribution, other than cash dividends, to the holders of the Common Stock; or

    (2) the Company shall propose to offer for subscription to the holders of the Common Stock any additional shares of any class or any other rights or options; or

    (3) the Company shall propose to effect any reclassification of the Common Stock or any capital reorganization involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock; or

    (4) the Company shall propose to consolidate with or merge into another corporation, or to sell or transfer its property and business as or substantially as an entirety, or shall propose to dissolve, liquidate or wind up; then, in each such case, the Company shall file with each Transfer Agent for the shares of the 5% Convertible Preferred Series and shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement, signed by an officer of the Company, with respect to the proposed action, such statement to be so filed and mailed at least 10 days, if paragraph (1) or (2) of this subdivision (h) shall be applicable, and at least 40 days, if paragraph (3) or (4) of this subdivision (h) shall be applicable, prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in paragraph (3) or (4) of this subdivision (h), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform each Transfer Agent for the shares of the 5% Convertible Preferred Series and the holders of such shares as to the effect of such action upon the conversion rights of such holders.

    (i) In order to effect the conversion of shares of the 5% Convertible Preferred Series the holder of the certificate or certificates therefor shall surrender such certificate or certificates to the Chicago Transfer Agent (acting as the Conversion Agent) for the shares of the 5% Convertible Preferred Series, with request for conversion. If the shares of the Common Stock issuable upon such conversion are to be issued in a name other than that in which the shares of the 5% Convertible Preferred Series to be converted are registered, such certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power, and shall be accompanied by all necessary stock transfer stamps or equivalent funds.

    Upon such surrender of such certificate or certificates, the Company shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Common Stock issuable upon such conversion, together with, if the shares of the 5% Convertible Preferred Series represented by the certificate or certificates therefor surrendered for conversion are not evenly convertible, cash in the amount obtained by multiplying the resulting fraction by the per share conversion price of the Common Stock then effective. In no event shall the Company be required to issue a fraction of a share of the Common Stock upon any conversion of shares of the 5% Convertible Preferred Series. If the per share conversion price of the Common Stock effective at the time of any conversion is such that the shares of the 5% Convertible Preferred Series are not evenly convertible into full shares of the Common Stock, the number of shares of the Common Stock to be issuable upon such conversion shall be calculated to the nearest (or if there shall be no nearest, then to the next higher) 1/100 of a share. The Company shall pay all original issue taxes, if any, payable upon the issue of shares of the Common Stock issued upon any conversion.

    Such conversion shall be deemed to have been effected on the date of the surrender of such certificate or certificates for shares of the 5% Convertible Preferred Series, and the person in whose name the certificate or certificates for the shares of the Common Stock issuable upon such conversion are to be issued shall be deemed to be the holder of record of such shares as of such date.

    (j) The Company shall at all times have authorized but unissued, or in its treasury, a number of shares of the Common Stock sufficient for the conversion of all shares of the 5% Convertible Preferred Series from time to time outstanding.

    VI. Status of Shares of 5% Convertible Preferred Series Redeemed or Purchased. No shares of the 5% Convertible Preferred Series redeemed, purchased or otherwise reacquired by the Company may be reissued as shares of the same series, but such shares shall have the status of authorized and unissued shares of Preferred Stock, subject to later issuance as shares of one or more other series hereafter established.

II. PREFERENCE STOCK

    (a) Issue of Preference Stock in Series. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, the Preference Stock in series, and to fix and determine as to each series:

(1) the designation of, and the number of shares to be issuable in, the series;

(2) the rate of dividend;

(3) the price or prices at which, and the terms and conditions on which, shares of the series may be redeemed;

(4) the amount payable upon shares of the series in the event of voluntary dissolution, liquidation or winding up of the Company;

(5) the amount payable upon shares of the series in the event of involuntary dissolution, liquidation or winding up of the Company;

(6) sinking fund provisions, if any, for the redemption or purchase of shares of the series (the term “sinking fund,” as used herein, including any analogous fund, however designated);

(7) whether shares of the series shall be convertible into shares of any other class, or into shares of any series of the same or any other class, and, if so convertible, the terms and conditions on which such shares may be so converted;

(8) the relative rights and preferences, and any other terms, conditions or provisions, of shares of the series not inconsistent with the provisions of this Article Five or of The Business Corporation Act of the State of Illinois as such Article or Act may be hereafter amended.

    So long as any shares of any series of the Preference Stock shall be outstanding, the resolution of the Board of Directors establishing such series shall not be amended, and no action of the Board of Directors shall be taken, so as to reduce the dividend rate, to alter the provisions as to redemption, or otherwise adversely to affect any of the preferences or other rights of the holders, of the shares of such series, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended, or such action taken, with such vote or consent.

    (b) Priority. The Preference Stock shall be prior and senior to the Common Stock as to the payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Company.

    (c) Dividends. Subject to the preferential rights of the holders of the Preferred Stock with respect to the payment of dividends and sinking fund payments, as set forth in subdivision (c) of Division I, holders of the Preference Stock of each series shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the Board of Directors, at such rate per annum as shall have been fixed by the Board of Directors for the shares of such series. Dividends on the Preference Stock of all series shall, unless otherwise provided by the Board of Directors, be payable quarterly on the first day of each of the months of February, May, August and November in each year, each such quarterly dividend to be in respect of the quarterly period ending with the day next preceding the date of such payment; provided, however, that if shares of any series are issued between quarterly dividend payment dates, the first dividend on such shares (1) shall be an amount per share equal to that portion of the quarterly dividend for such series which (A) the period beginning with the date of issue of such shares and ending with the last day of the quarterly dividend period in which such issue occurs, bears to (B) the full quarterly dividend period, and (2) shall be payable on either the first or the second quarterly dividend payment date following the date of issue of such shares as determined by the Board of Directors. Dividends on the Preference Stock of each series shall, unless otherwise provided by the Board of Directors, be cumulative with respect to each share from the date of issue thereof. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the shares of any series of the Preference Stock the full amount or any part of the dividends payable thereon, there shall also be paid at the same time on the shares of each other series of the Preference Stock, if any, then outstanding the full amount or a like proportionate part, as the case may be, of the dividends payable thereon.

    No dividend shall be paid or other distribution made on any junior stock, other than a dividend or distribution solely of shares of junior stock, and no junior stock shall be purchased or otherwise acquired, other than upon conversion into or exchange for any shares of any other class of stock, by the Company for a consideration, unless (1) all dividends on the Preference Stock for all past dividend periods shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds, and (2) all funds then and theretofore required to be paid into or set aside for any sinking fund or funds created for one or more series of the Preference Stock shall have been so paid or set aside.

    (d) Redemption of Preference Stock. Except as may be otherwise provided by the Board of Directors in respect of the shares of a particular series, shares of any one or more series of the Preference Stock which are redeemable under the resolution of the Board of Directors providing for the issue of such shares may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice hereinafter provided for, by the payment therefor in cash of the then applicable optional redemption price or prices fixed by the Board of Directors for the shares which are to be redeemed.

    If at any time less than all shares of any series of the Preference Stock shall be called for redemption, the shares so called shall be selected by lot in such manner, or pro rata, all as may be determined by the Board of Directors.

    Notice of any proposed redemption shall be given by the Company by mail, or caused by the Company to be so given, not more than 60 nor less than 30 days prior to the redemption date, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Company.

    If notice of redemption shall have been duly given as hereinabove provided and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, then, on and after the redemption date, all shares for the redemption of which such funds shall have been so set aside shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease and terminate on the redemption date, except only the right of the holders of the certificates for such shares to receive, out of the funds so set aside, the amount payable upon the redemption thereof without interest.

    At any time before, or by the opening of business on, the redemption date the Company may deposit in trust the funds necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in the City of Chicago, State of Illinois, or in the Borough of Manhattan, the City of New York, State of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so as to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (1) to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest, or (2) to exercise any privilege of conversion which shall not theretofore have terminated. Any funds so deposited which shall not be required for the payment of the redemption price of such shares by reason of the exercise of any right of conversion subsequent to the date of such deposit shall be paid over to the Company forthwith.

At the expiration of six years after the redemption date, any such funds then remaining on deposit with such bank or trust company shall be paid over to the Company, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Company for amounts equal to their pro rata portions of the funds so paid over, without interest. Any interest on or other accretions to funds deposited with such bank or trust company shall belong to the Company.

    The provisions of this subdivision (d) with respect to the method and effect of redemption shall be applicable to the redemption of shares pursuant to any sinking fund created for any series of the Preference Stock as well as to the optional redemption of shares, except to the extent, if any, that the terms of such sinking fund, as fixed and determined by the Board of Directors, shall expressly otherwise provide.

    (e) Status of Preference Stock Redeemed, Purchased or Otherwise Reacquired. All shares of the Preference Stock of any series which shall have been redeemed, purchased or otherwise reacquired by the Company (including shares issued with the privilege of conversion which shall have been surrendered for conversion) may have the status of authorized and unissued shares of Preference Stock, as may, in each case, be determined by the Board of Directors.

    (f) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Preference Stock of each series shall be entitled to receive out of the assets of the Company remaining after payment in full shall have been made to the holders of the Preferred Stock, or funds or other assets sufficient for such payment shall have been set aside by the Company, separate and apart from its other assets, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series. If upon any such dissolution, liquidation or winding up, the assets of the Company available for payment to holders of the Preference Stock are not sufficient to make payment in full to the holders of such stock, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and, in case there shall then be outstanding more than one series of the Preference Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

    Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the redemption or purchase by the Company of all or a part of the outstanding shares of any class or classes of its stock, nor a sale or transfer of the property and business of the Company, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the Company within the meaning of the foregoing provisions.

    (g) Restrictions on Certain Corporate Action. (1) So long as any shares of the Preference Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors:

(A) create or authorize any stock of any class ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets; or

(B) amend the Articles of Incorporation of the Company so as adversely to affect any of the preferences or other rights of the holders of the Preference Stock; provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preference Stock then outstanding, the affirmative vote or the written consent of, and only of, the holders of at least two-thirds of the shares of the series so adversely affected shall be required;

    (2) So long as any shares of the Preference Stock shall be outstanding, the Company shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors, consolidate with or merge into any other corporation, under applicable statutory procedure, or make any sale or transfer of the property and business of the Company as or substantially as an entirety; provided, however, that this restriction shall not apply to a consolidation of the Company with or its merger into or the sale or transfer of the property and business of the Company as or substantially as an entirety to (A) any corporation which owns directly, or indirectly through one or more other corporations, 50% or more of the voting securities of the Company, (B) any corporation 50% or more of the voting securities of which are so owned by the Company, or (C) any corporation, when such consolidation, merger, sale or transfer shall be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises. The term “sale or transfer,” as used in this part (2), includes a lease or exchange but does not include a mortgage or pledge.

    (h) Preemptive Rights. Holders of the Preference Stock shall not have any preemptive rights.

SERIES OF PREFERENCE STOCK - PREFERENCES

Series A Junior Preference Stock Preferences

    Section 1. Designation and Amount. There shall be a series of Preference Stock of the Corporation which shall be designated as "Series A Junior Participating Preference Stock," with no par value per share (hereinafter called "Series A Junior Preference Stock"), and the number of shares constituting such series shall be 800,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation and by the filing of a statement pursuant to the provisions of the Illinois Business Corporation Act of 1983 stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series A Junior Preference Stock to a number less than that of the shares then outstanding plus the number of shares of Series A Junior Preference Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

    Section 2. Dividends and Distributions.

    (A) Subject to the prior and superior rights of the holders of any shares of any series of Preference Stock ranking prior and superior to the shares of Series A Junior Preference Stock with respect to dividends, the holders of shares of Series A Junior Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purpose, quarterly dividends payable in cash to holders of record on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock (hereinafter defined) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the common stock, par value $2.50 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preference Stock. If the Corporation shall at any time following September 9, 1997 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on the Series A Junior Preference Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

    (C) No dividend or distribution (other than a dividend payable in shares of Common Stock) shall be paid or payable to the holders of shares of Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of shares of Series A Junior Preference Stock.

    (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Series A Junior Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

    Section 3. Voting Rights. The holders of shares of Series A Junior Preference Stock shall have the following voting rights:

    (A) Each share of Series A Junior Preference Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

    (B) Except as otherwise provided herein or in the Articles of Incorporation of the Corporation or by law, the holders of shares of Series A Junior Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

    (C) Except as set forth herein or in the Articles of Incorporation of the Corporation, holders of Series A Junior Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other capital stock of the Corporation as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preference Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preference Stock outstanding shall have been paid in full, the Corporation shall not:

    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preference Stock;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preference Stock, except dividends paid ratably on the Series A Junior Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preference Stock; or

    (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any direct or indirect subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. Reacquired Shares. Any shares of Series A Junior Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Articles of Incorporation of the Corporation.

    Section 6. Liquidation, Dissolution or Winding Up.

    (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preference Stock unless, prior thereto, the holders of shares of Series A Junior Preference Stock shall have received $.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Preference Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Preference Stock and Common Stock, respectively, holders of Series A Junior Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to one with respect to such Preference Stock and Common Stock, on a per share basis, respectively.

    (B) If, however, there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preference Stock, if any, which rank on a parity with the Series A Junior Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

    (C) If the Corporation shall at any time following September 9, 1997 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. Redemption. The shares of Series A Junior Preference Stock shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted by law.

    Section 9. Ranking. The Series A Junior Preference Stock shall rank junior to all other series of the Corporation's preference stock (whether with or without par value as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preference Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Preference Stock, voting separately as a class.

    Section 11. Fractional Shares. Series A Junior Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preference Stock.

III. COMMON STOCK

    (a) Dividends. Subject to the preferential rights of the holders of the Preferred Stock and the Preference Stock with respect to the payment of dividends and sinking fund payments, as set forth in subdivisions (c) of Division I and Division II, respectively, holders of the Common Stock shall be entitled to receive dividends, out of funds legally available therefor, when and as declared by the Board of Directors.

    (b) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive, ratably in accordance with the numbers of shares held by them respectively, the assets of the Company, available for payment to shareholders, remaining after payment in full shall have been made to holders of the Preferred Stock and the Preference Stock in accordance with the provisions of subdivision (g) of Division I and subdivision (f) of Division II, respectively.

    Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the redemption or purchase by the Company of all or a part of the outstanding shares of any class or classes of its stock, nor a sale or transfer of the property and business of the Company, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the Company within the meaning of the foregoing provisions.

    (c) Preemptive Rights. Holders of the Common Stock shall not have any preemptive rights.

Article Six

Intentionally Left Blank

Article Seven

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

Article Eight

The number of directors to be elected at the first meeting of the shareholders is Three.

Article Nine

Intentionally Left Blank

Article Ten

Paragraph 1: The Corporation shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Paragraph 2: Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future.

Paragraph 3: The rights provided by or granted under this Article Ten are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Paragraph 4: The indemnification and advancement of expenses provided by or granted under this Article Ten shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

Paragraph 5: The Board of Directors may, by resolution, extend the indemnification and advancement of expenses provisions of this Article Ten to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an agent of the Corporation or is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Article Eleven

The Board of Directors of the Company may, by action of a majority of directors then in office, fill one or more vacancies arising between meetings of stockholders by reason of an increase in the number of directors or otherwise. Any director so selected shall serve until the next annual meeting of stockholders of the Company, but at no time may the number of directors selected to fill vacancies in this manner exceed 33-1/3% of the total membership of the Board of Directors.

Article Twelve

Paragraph 1: Except as otherwise expressly provided in Article Five or in this Article Twelve, amendments to these Articles of Incorporation must be approved by the holders of a majority of the outstanding shares of stock entitled to vote thereon and, if class voting is required with respect to any such amendment to these Articles of Incorporation, by the holders of a majority of the outstanding shares of each class of stock entitled to vote as a class thereon. Notwithstanding the above, any amendment to these Articles of Incorporation eliminating cumulative voting rights must be approved by the holders of two-thirds of the outstanding shares of stock entitled to vote thereon and, if class voting is required with respect to any such amendment, by the holders of two-thirds of the outstanding shares of each class of stock entitled to vote as a class thereon.

Paragraph 2. Except as otherwise expressly provided in Article Five, if the following actions are approved by at least 80% of all Directors of the Company and 80% of all Directors of the Company who have been in office for at least three years, and if at the time of approval Directors who have been in office for at least three years constitute a majority of the Board of Directors, such actions must be approved by the holders of a majority of the outstanding shares of stock entitled to vote thereon and, if class voting is required with respect to any such action, by the holders of a majority of the outstanding shares of each class of stock entitled to vote as a class thereon:

(1) a plan of merger wherein the Company merges into another corporation or wherein one or more corporations (other than solvent corporations at least 90% of the outstanding shares of each class of which are owned by the Company) merge into the Company, or a plan of consolidation with one or more corporations or a plan of mandatory share exchange with another corporation,

(2) a sale, lease, exchange or other disposition of all, or substantially all, of the Company’s property and assets, with or without goodwill, if not made in the usual and regular course of the Company’s business, and

(3) the voluntary dissolution of the Company by a vote of shareholders.

In all other cases, the foregoing actions must be approved by the holders of two-thirds of the outstanding shares of stock entitled to vote thereon and, if class voting is required with respect to any such action, by the holders of two-thirds of the outstanding shares of each class of stock entitled to vote as a class thereon.

Paragraph 3. No amendments to these Articles of Incorporation shall change, repeal or make inoperative any of the provisions of this Article Twelve in such a way as to lower the voting requirements specified therein unless such amendment receives the affirmative vote of the holders of two-thirds of all outstanding shares of stock entitled to vote thereon and, if class voting is required with respect to any such amendment, by the holders of two-thirds of the outstanding shares of each class of stock entitled to vote as a class thereon.

Article Thirteen

A. Vote Required for Certain Business Transactions

(1) Higher Vote for Certain Business Transactions. In addition to any affirmative vote required by law or the Articles of Incorporation and except as otherwise expressly provided in paragraph B of this Article Thirteen, the following Extraordinary Business Transactions (as hereinafter defined) shall require the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the Company entitled to vote generally in the election of directors (the “Voting Shares”) voting together as a single class:

(a) any merger, consolidation or share exchange of the Company with or involving any Interested Shareholder (as hereinafter defined);

(b) any sale, lease, exchange or other disposition in one transaction or a series of transactions to or with any Interested Shareholder of any assets of the Company having an aggregate Fair Market Value (as hereinafter defined) equal to 10% or more of the Company’s total assets or 10% or more of the going concern value of the Company as determined by the Board of Directors; or

(c) the issuance or transfer by the Company or any Subsidiary (as hereinafter defined) to any Interested Shareholder in one transaction or a series of transactions of any securities of the Company or any Subsidiary in exchange for the sale or lease of any assets with an aggregate Fair Market Value in excess of $5,000,000.

(2) Definition of “Extraordinary Business Transaction.” The term “Extraordinary Business Transaction” as used in this Article Thirteen shall mean any transaction which is referred to in any one or more of clauses (a) through (c) of subparagraph (1) of this paragraph A.

B. When Higher Vote Is Not Required

The provision of subparagraph (1) of paragraph A of this Article Thirteen shall not be applicable to any particular Extraordinary Business Transaction, and such Extraordinary Business Transaction shall require only such affirmative vote as is required by law and any other provision of the Company’s Articles of Incorporation if all of the conditions specified in either of the following subparagraphs (1) or (2) of this paragraph B are met:

(1) Approval by Continuing Directors. The Extraordinary Business Transaction shall have been approved by the affirmative vote of two-thirds of the Continuing Directors (as hereinafter defined) and the Continuing Directors shall constitute a majority of the Board of Directors.

(2) Price and Procedure Requirements. All of the following conditions shall have been met:

(a) The Extraordinary Business Transaction shall provide for consideration to be received by all holders of common stock in exchange for all their shares, and the aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Extraordinary Business Transaction of consideration other than cash to be received per share by holders of common stock in such Extraordinary Business Transaction shall be at least equal to the higher of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by such Interested Shareholder in acquiring any of the Company’s common stock within the two-year period preceding the date of consummation of the Extraordinary Business Transaction and (ii) the book value per share of the Company’s common stock as shown on the Company’s then most recently published financial statements; and

(b) A proxy statement describing the proposed Extraordinary Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder as in effect on January 1, 1987 shall be mailed to shareholders of the Company at least 30 days prior to the consummation of such Extraordinary Business Transaction (whether or not such proxy statement is then required to be mailed pursuant to such Act or subsequent provisions) and shall contain (i) any recommendations as to the advisability of the Extraordinary Business Transaction which the Continuing Directors, or any of them, may choose to state and (ii) any opinions received by the Board of Directors from independent experts as to the fairness of the terms of the Extraordinary Business Transaction from the point of view of the remaining common shareholders of the Company (such experts to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Company).

C. Certain Definitions

For the purposes of this Article Thirteen:

(1) A “person” shall mean any individual, firm, corporation, partnership, trust or other entity.

(2) “Interested Shareholder” shall mean any person (other than the Company or any Subsidiary) who or which (a) is the beneficial owner, directly or indirectly, of Voting Shares conveying 5% or more of the combined voting power of the outstanding Voting Shares; or (b) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of Voting Shares conveying 5% or more of the combined voting power of the then outstanding Voting Shares.

(3) A person shall be a “beneficial owner” of any Voting Shares (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

(4) For the purpose of determining whether a person is an Interested Shareholder pursuant to subparagraph (2) of this paragraph C, the number of Voting Shares deemed to be outstanding shall include shares deemed owned by such person through application of subparagraph (3) of this paragraph C but shall not include any other Voting Shares which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights warrants or options, or otherwise.

(5) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, in effect on January 1, 1987.

(6) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company; provided, however, that for the purpose of the definition of Interested Shareholder set forth in subparagraph (2) of this paragraph C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

(7) “Continuing Director” means any member of the Board of Directors of the Company who was such prior to the time an Interested Shareholder became an Interested Shareholder or a person designated (whether before or after election as a director) to be a Continuing Director by a majority of the Continuing Directors.

(8) “Fair Market Value” of other consideration referred to in Sections A and B of this Article Thirteen shall be determined in good faith by the Board of Directors of the Company and concurred in by a majority of the Continuing Directors.

(9) A majority of the Continuing Directors shall have the power and duty to determine, for the purposes of this Article Thirteen, (a) whether a person is an Interested Shareholder, (b) the number of Voting Shares beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether an Interested Shareholder has an agreement, arrangement or understanding with another, and (e) whether a particular transaction is an Extraordinary Business Transaction for the purpose of this Article Thirteen.

D. Amendment or Repeal

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Company), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Thirteen; provided, further, that such 80% vote shall not be required for any such amendment or repeal which is unanimously recommended to the shareholders by the Board of Directors (a) at a time when no other entity owns or to the knowledge of any director proposes to acquire 5% or more of the Company’s Voting Shares, or (b) if all of such directors are Continuing Directors within the meaning of this Article Thirteen.

Article Fourteen

Any action required or permitted to be taken by the shareholders of the Company, whether voting as a class or otherwise, must be taken at a duly called annual or special meeting of shareholders of the Company and may not be taken by written consent of such shareholders without a meeting, except that the Board of Directors at any time may by resolution provide that the holders of Preferred Stock or Preference Stock may take any action required or permitted to be taken by such holders by consent in writing without a meeting.

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Company), the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the Company entitled to vote generally in the election of directors (“Voting Shares”), voting together as a single class, share be required to amend or repeal, or adopt any provisions inconsistent with, this Article Fourteen provided; further, that such 80% vote shall not be required for any such amendment or repeal which is unanimously recommended to the shareholders by the Board of Directors (a) at a time when no other entity owns or to the knowledge of any director proposes to acquire 5% or more of the Company’s Voting Shares, or (b) if all of such directors are Continuing Directors within the meaning of Article Thirteen.

Article Fifteen

No director of the Corporation shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article Fifteen does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article Fifteen shall not eliminate or limit the liability of a director for any act or omission occurring before the date when this Article Fifteen becomes effective.